For more information, please contact:	EXHIBIT 99.1

AmTrust Financial Services, Inc.
Investor Relations
Ellen Taylor
646.458.7924
IR@amtrustgroup.com

For immediate release
August 3, 2010

AmTrust Financial Services, Inc. Reports Second Quarter Results with Operating Earnings (1) of $35.1 Million and Net Income of $30.8 Million

Year-to-date Operating Earnings (1) of $65.8 Million and Net Income of $69.5 Million

Book Value per Share of $10.74, Up 11.9% since Year-end 2009

Financial Highlights

•
Shareholders’ equity increased 12.1% from year-end 2009 and included a first quarter 2010 $10.4 million pre-tax ($6.8 million after-tax) retrospective gain on purchase related to the American Capital Acquisition Corporation (ACAC) investment

•	Gross written premium of $408.6 million, up 51.2%, and net earned premium of $196.3 million, up 43.5% from second quarter 2009

•	Operating earnings (1) of $35.1 million up 10.4% from second quarter 2009

•	Operating EPS (1) of $0.58 compared to $0.53 in the second quarter 2009

•	Net income of $30.8 million up 15.1% from second quarter 2009

•	EPS of $0.51 compared to $0.45 in the second quarter 2009

•	Combined ratio of 85.7% compared to 79.6% in second quarter 2009

•	Annualized return on equity of 19.8% and operating (1) return on equity of 22.6% for the quarter

•	Results for the quarter include $5.9 million, or $3.9 million net of tax, in equity income of unconsolidated subsidiaries, largely related to the ACAC equity-method investment

•	YTD gross written premium of $746.9 million, up 38.9%, and net earned premium of $344.4 million, up 27.9% over the first half of 2009

•	YTD operating earnings (1) of $65.8 million up 6.3% from first half of 2009

•	YTD operating EPS (1) of $1.09 compared with $1.03 in the first half of 2009

•	YTD net income of $69.5 million up 36.5% from first half 2009

•	YTD EPS of $1.15 compared with $0.85 in the first half 2009

•	Book value per share of $10.74, up from $9.60 at year-end 2009

(New York) – AmTrust Financial Services, Inc. (Nasdaq: AFSI) today reported net income of $30.8 million for the second quarter of 2010, an increase of 15.1% from $26.8 million in the second quarter of 2009. Earnings per diluted share totaled $0.51 in the quarter, up 14.0% from $0.45 in the same period last year.

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Record operating earnings (1) totaled $35.1 million for the quarter, or $0.58 per diluted share, compared with $31.8 million, or $0.53 per diluted share, in the second quarter of 2009.

For the first half of 2010, net income totaled $69.5 million, up 36.5% from the first half of 2009. Earnings per diluted share of $1.15 increased 35.6% from $0.85 during the first six months of 2009. These results included a $10.4 million pre-tax gain ($6.8 million after-tax) relating to the March 1, 2010 investment in ACAC. Operating earnings in the first half of 2010 totaled $65.8 million, or $1.09 per share, compared with $61.9 million, or $1.03 per share in the same period last year.

“We continue to deliver strong results for our shareholders through disciplined underwriting, sound investing and prudent capital management”, said Barry Zyskind, President and Chief Executive Officer of AmTrust Financial Services, Inc. “This solid momentum gives us confidence as we look ahead and work to continue to produce strong returns for our shareholders.”

Second Quarter 2010 Results
Total revenue of $246.5 million increased $63.7 million, or 34.9%, from $182.8 million in the second quarter of 2009. Gross written premium of $408.6 million rose $138.4 million, or 51.2%, from second quarter 2009. Net written premium of $196.3 million increased $59.3 million, or 43.2%, from $137.1 million in the second quarter of 2009. Net earned premium of $196.3 million increased $59.5 million, or 43.5%, from $ 136.8 million in the second quarter of 2009. Commission and other revenues of $50.2 million increased $4.2 million, or 9.2%, from second quarter 2009, and represented 20.4% of total revenue. The combined ratio totaled 85.7% compared with 79.6% in the second quarter of 2009. In addition to organic growth, results include the benefit of the full-quarter effect of the ACAC transaction as well as other acquisitions.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden Holdings, Ltd. (Maiden), totaled $33.0 million, up 2.1% from $32.3 million a year ago. During the quarter, AmTrust ceded $112.5 million of gross written premium and $106.3 million of earned premium to Maiden compared to $90.1 million of gross written premium and $87.6 million of earned premium in the second quarter of 2009.

Total service and fee income of $9.1 million increased 19.9% from $7.6 million in the second quarter of 2009 and included $2.9 million from related parties compared with $1.9 million in the second quarter of 2009.

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Investment income, excluding net realized gains and losses, totaled $14.7 million, up 6.4% from $13.8 million in the second quarter of 2009. Results reflect after-tax net realized investment losses of $4.3 million on certain fixed income and equity investments compared with losses of $5.0 million in the second quarter of 2009.

Loss and loss adjustment expense totaled $121.5 million, an increase of $44.9 million from $76.6 million in the second quarter of 2009, and resulted in a loss ratio of 61.9% compared with 56.0% for the second quarter of 2009.

Acquisition costs and other underwriting expense of $79.6 million increased $15.0 million from the second quarter of 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $46.6 million compared with $32.3 million in the year ago quarter. The expense ratio of 23.8% remained relatively stable compared to 23.6% in the second quarter of 2009.

Year-to-Date 2010 Results
Total revenue of $450.2 million increased $95.2 million, or 26.8%, from $355.0 million in the first half of 2009. Gross written premium of $746.9 million rose $209.1 million, or 38.9%. Net written premium of $385.8 million increased $112.5 million, or 41.2%, from $273.3 million. Net earned premium of $344.4 million increased $75.1 million, or 27.9%. Commission and other revenues of $105.8 million increased $20.0 million, or 23.4%, and represented 23.5% of total revenue. The combined ratio totaled 83.4% compared with 79.6%. The above results include the benefit of organic growth, acquisitions and the ACAC transaction.

Ceding commission, primarily related to the quota-share reinsurance agreement with Maiden, totaled $65.2 million, up 8.9% from $59.9 million a year ago. During the first six months of 2010, AmTrust ceded $226.6 million of gross written premium and $208.7 million of earned premium to Maiden compared to $177.6 million of gross written premium and $183.3 million of earned premium in the same period in 2009.

Total service and fee income of $17.1 million increased 13.5% from $15.1 million in the first half of 2009 and included $5.5 million from related parties compared with $3.8 million in the first half of 2009.

Investment income excluding net realized gains and losses totaled $28.3 million, up 1.8% from $27.8 million in the first half of 2009. Results reflect after-tax net realized investment losses of $3.1 million on certain fixed income and equity investments compared with losses of $11.0 million in the first half of 2009.

Loss and loss adjustment expense totaled $211.3 million, an increase of $59.8 million from $151.5 million in the first half of 2009, and resulted in a loss ratio of 61.4% compared with 56.3% for the first half of 2009.

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Acquisition costs and other underwriting expense of $140.9 million increased $18.2 million from $122.7 million in the first half of 2009. Acquisition costs and other underwriting expenses less ceding commissions totaled $75.7 million compared with $62.9 million in the first half of 2009. The expense ratio of 22.0% improved from 23.3% in the first half of 2009.

Total assets of $3.8 billion increased 11.8% from $3.4 billion as of December 31, 2009. Shareholders’ equity of $638.6 million increased 12.1% from $569.4 million at year-end 2009 and included a $10.4 million pre-tax gain ($6.8 million after-tax) on purchase related to the investment in ACAC in connection with it’s acquisition of GMAC’s personal lines businesses. During the quarter, the Board of Directors declared a quarterly dividend of $0.07 per share. As of June 30, 2010, the Company’s long-term debt-to-capitalization ratio was 19.1% compared with 22.5% at year-end 2009.

(1) References to operating earning, operating EPS, and operating return on equity are non-GAAP financial measures defined by the Company as results excluding net realized investment gains and losses on securities and gain on acquisition. Please see the Non-GAAP Financial Measures table at the end of this release for important information about the use of these non-GAAP measures and their reconciliation to GAAP.

Conference Call:
On August 3, 2010 at 9 a.m. ET, the Company will host a conference call and audio webcast that may be accessed as follows:

Toll Free:                         877.755.7421
Toll Call (Outside the U.S):  973.200.3087
Webcast registration: http://ir.amtrustgroup.com/events.cfm

A replay of the conference call will be available starting at 12:00 p.m. ET on Tuesday, August 3, 2010 through Tuesday, August 10, 2010 by dialing toll-free 800.642.1687 or toll 706.645.9291 and entering Passcode 88050705. You may also access a replay of the webcast at http://ir.amtrustgroup.com/events.cfm

For more information, please contact:

AmTrust Financial Services, Inc.
Investor Relations
Ellen Taylor
646.458.7924
IR@amtrustgroup.com

(more)

About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational insurance holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage.  For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including, but not limited to, non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company’s products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations.  The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

AFSI-F
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AmTrust Financial Services, Inc.
Income Statement
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Gross written premium	$408,641	$270,229	$746,872	$537,756

Premium income
Net premium written	$196,393	$137,120	$385,807	$273,299
Change in unearned premium	(132)	(317)	(41,446)	(4,073)
	196,261	136,803	344,361	269,226

Ceding commission (primarily related party)	32,958	32,278	65,206	59,869
Service and fee income	6,241	5,711	11,539	11,282
Service and fee income (related party)	2,880	1,896	5,548	3,779
Investment income, net	14,686	13,799	28,285	27,790
Net realized gains (losses)	(6,544)	(7,709)	(4,759)	(16,947)
	50,221	45,975	105,819	85,773

Total revenue	246,482	182,778	450,180	354,999

Loss and loss adjustment expense	121,510	76,585	211,331	151,500
Acquisition costs and other underwriting expense	79,579	64,587	140,925	122,741
Other	9,336	5,774	15,570	10,968
	210,425	146,946	367,826	285,209

Income before other, provision for income taxes and equity in earnings (loss) of unconsolidated subsidiaries	36,057	35,832	82,354	69,790

Other income (expense):
Foreign currency gain	755	611	38	644
Interest expense	(3,063)	(4,007)	(6,635)	(8,178)
	(2,308)	(3,396)	(6,597)	(7,534)

Income before provision for income taxes and equity in earnings (loss) of unconsolidated subsidiaries	33,749	32,436	75,757	62,256

Provision for income taxes	(8,839)	(5,448)	(24,007)	(10,704)

Equity in earnings (loss) of unconsolidated subsidiaries (related party) (1)	5,913	(217)	17,773	(619)

Net income	$30,823	$26,771	$69,523	$50,933

Operating earnings (2)	$35,077	$31,782	$65,824	$61,949

Earnings per common share:
Basic earnings per share	$0.52	$0.45	$1.17	$0.86
Diluted earnings per share	$0.51	$0.45	$1.15	$0.85
Diluted operating earnings per share (3)	$0.58	$0.53	$1.09	$1.03

Weighted average number of basic shares outstanding	59,436	59,338	59,385	59,551
Weighted average number of diluted shares outstanding	60,356	59,735	60,272	59,863

Combined ratio	85.7%	79.6%	83.4%	79.6%

Return on Equity	19.8%	24.4%	22.4%	23.4%
Operating return on equity (4)	22.6%	28.9%	21.2%	28.5%

Reconciliation of net realized losses:
Other-than-temporary investment impairments	$(12,007)	$(10,786)	$(17,145)	$(12,213)
Impairments recognized in other comprehensive income	-	-	-	-
	(12,007)	(10,786)	(17,145)	(12,213)
Net realized gains (losses) on sale of investments	5,463	3,077	12,386	(4,734)
Net realized gains (losses)	$(6,544)	$(7,709)	$(4,759)	$(16,947)

AmTrust Financial Services, Inc.
Balance Sheet Highlights
(in thousands)
(Unaudited)

	June 30,	December 31,
	2010	2009

Cash, cash equivalents and investments	$1,514,490	$1,414,824
Premiums receivables	654,780	495,871
Goodwill and intangible assets	125,705	115,828
Total assets	3,802,582	3,400,364
Loss and loss expense reserves	1,154,615	1,091,944
Unearned premium	960,432	871,779
Trust preferred securities	123,714	123,714
Total stockholders' equity	$638,552	$569,392

AmTrust Financial Services, Inc.
Segment Information
(in thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Gross written premium
Small Commercial Business	$107,600	$109,141	$230,302	$236,611
Specialty Risk and Extended Warranty	197,470	92,635	349,644	175,343
Specialty Program	77,712	68,453	132,367	125,802
Personal Lines Reinsurance	25,860	-	34,560	-
	$408,642	$270,229	$746,873	$537,756

Net written premium
Small Commercial Business	$56,052	$54,332	$117,490	$124,791
Specialty Risk and Extended Warranty	74,216	47,254	160,265	85,513
Specialty Program	40,266	35,534	73,493	62,995
Personal Lines Reinsurance	25,860	-	34,560	-
	$196,394	137,120	$385,808	$273,299

Net earned premium
Small Commercial Business	$65,260	$61,497	$124,864	$119,588
Specialty Risk and Extended Warranty	86,587	43,944	138,351	84,619
Specialty Program	35,061	31,362	71,793	65,019
Personal Lines Reinsurance	9,353	-	9,353	-
	$196,261	$136,803	$344,361	$269,226

Loss Ratio
Small Commercial Business	60.3%	60.3%	59.6%	60.6%
Specialty Risk and Extended Warranty	62.4%	44.4%	61.6%	44.1%
Specialty Program	63.5%	63.7%	63.8%	64.1%
Personal Lines Reinsurance	62.5%	-	62.5%	-
Total	61.9%	56.0%	61.4%	56.3%

Expense Ratio
Small Commercial Business	26.9%	27.7%	24.5%	26.3%
Specialty Risk and Extended Warranty	19.0%	14.0%	16.8%	15.1%
Specialty Program	27.3%	29.2%	26.4%	28.7%
Personal Lines Reinsurance	32.5%	-	32.5%	-
Total	23.8%	23.6%	22.0%	23.4%

Combined Ratio
Small Commercial Business	87.2%	88.0%	84.1%	86.9%
Specialty Risk and Extended Warranty	81.4%	58.4%	78.4%	59.3%
Specialty Program	90.8%	92.9%	90.2%	92.8%
Personal Lines Reinsurance	95.0%	-	95.0%	-
Total	85.7%	79.6%	83.4%	79.6%

AmTrust Financial Services, Inc.
Non-GAAP Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Reconciliation of net income to operating earnings:
Net income	$30,823	$26,771	$69,523	$50,933
Less: Net realized gains (losses) net of taxes/other	(4,254)	(5,011)	(3,093)	(11,016)
Gain on investment in unconsolidated subsidiary net of tax (1)	-	-	6,792	-
Operating earnings (2)	$35,077	$31,782	$65,824	$61,949

Reconciliation of diluted earnings per share to diluted operating earnings per share:
Diluted earnings per share	$0.51	$0.45	$1.15	$0.85
Less: Net realized gains (losses) net of taxes	(0.07)	(0.08)	(0.05)	(0.18)
Gain on investment in unconsolidated subsidiary	-	-	0.11	-
Diluted operating earnings per share (3)	$0.58	$0.53	$1.09	$1.03

Reconciliation of return on equity to operating return on equity:
Return on equity	19.8%	24.4%	22.4%	23.4%
Less: Net realized gains (losses) net of taxes	(2.8)%	(4.5)%	(1.0)%	(5.1)%
Gain on investment in unconsolidated subsidiary	-	-	2.2%	-
Operating return on equity (4)	22.6%	28.9%	21.2%	28.5%

(1)	Equity in earnings (loss) of unconsolidated subsidiaries (related party) includes a retrospective gain on investment related to ACAC of $10,450 and an after tax amount of $6,792.

(2)
Operating earnings is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, net of tax and gain on investment in unconsolidated subsidiary should not be considered an alternative to net income.  The Company's management believes that operating earnings is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company's earnings power.  The Company's measure of operating earnings may not be comparable to similarly titled measures used by other companies.

(3)
Diluted operating earnings per share is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, net of tax and gain on investment in unconsolidated subsidiary divided by the weighted average diluted shares outstanding for the period and should not be considered an alternative to diluted earnings per share.  The Company's management believes that diluted operating earnings per share is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power. The Company's measure of diluted operating earnings per share may not be comparable to similarly titled measures used by other companies.

(4)
Operating return on equity is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses, net of tax and gain on investment  in unconsolidated subsidiary divided by the average shareholders' equity for the period and should not be considered an alternative to return on equity.  The Company's management believes that operating return on equity is a useful indicator of trends in the Company's underlying operations because it provides a more meaningful representation of the Company’s earnings power.  The Company's measure of operating return on equity may not be comparable to similarly titled measures used by other companies.